Exhibit 99.1

GWG HOLDINGS ReportS fourth Quarter and Full year
2016 Financial Results

MINNEAPOLIS, MN – March 8, 2017 – GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life, a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

Highlights for the Three Months Ended December 31, 2016

●	GAAP Financial Information

o	Total revenue of $16.9 million, up over 184% from the prior year

o	Net loss of $3.1 million, or ($0.52) per basic and fully diluted share

●	Adjusted Non-GAAP Financial Information[1]

o	Net income of $11.5 million, or $1.92 per basic share[2]

●	Raised $44.2 million of capital from investment product offerings

●	Purchased $103.7 million in face value of policy benefits, the fourth consecutive quarter of growth in excess of $100 million

●	Direct policy origination channel – purchases through independent financial advisors and life insurance agents – accounted for 43% of total purchases as compared to 11% in Q4 2015

●	Recognized $14.1 million in policy benefits from seven life insurance policies during the fourth quarter, and an additional $16.0 million in policy benefits from eight policies from January 1 through March 8, 2017

●	Began exploring the commercial application of the “DNA Methylation-Based Predictor of Mortality” technology optioned from the University of California, Los Angeles (UCLA) in November 2016:

o	Began collecting and analyzing the epigenetic biomarkers from consumers as part of its life insurance secondary market underwriting

o	Hired Dr. Brian Chen, a recognized expert on aging and epigenetic technology, to lead the initiative to measure and predict human lifespan from epigenetic biomarkers

●	Reported portfolio of $1.36 billion in face value of life insurance policy benefits, covering 622 unique lives; a net year-over-year growth of $416.8 million or 44% versus the same period one year ago

●	Reported total liquidity position of $121.7 million at December 31, 2016[3]

Highlights for the Twelve Months Ended December 31, 2016

●	GAAP Financial Information

o	Total revenue of $69.5 million, up over 75% from the prior year

o	Net loss of $3.1 million, or ($0.53) per basic and fully diluted share

●	Adjusted Non-GAAP Financial Information[1]

o	Net income of $38.6 million, or $6.48 per basic share[2]

●	Raised $210.9 million of capital - including $57.0 million in preferred equity - from investment product offerings, an increase of $79.8 million or 60.8% over 2015

●	Purchased $465.8 million in face value of policy benefits as compared to $197.0 million in 2015, an increase of $268.9 million, or 136% over 2015

●	Direct policy origination channel - purchases of life insurance policies through independent financial advisors and life insurance agents by face value – accounted for 31% of total purchases, as compared to 21% in 2015

●	Recognized $48.5 million in policy benefits from 23 life insurance policies, an increase of $17.2 million or 55% over 2015

●	Increased the total number of financial advisors able to sell investment products to 4,679

●	Increased the total number of financial advisors and life insurance agents able to source life insurance policies through GWG Life’s Appointed Agent Program to 3,440 – representing an increase of 1,775 advisors or 141% during the year

“This was a break-out year for the Company’s continued growth and development. We have made important progress in key areas that have created an engine of future growth for the Company,” said Chief Executive Officer Jon Sabes.

Sabes cited the direct impact of the Company’s record capital raise that has enabled it to grow its portfolio of life insurance policies. The portfolio of policies itself generated a record $48.5 million of cash flow in 2016, reflecting the size, diversity and age of the policies. “Raising capital and growing our portfolio are the most important measures of success for us,” Sabes said. “Over the long run, greater portfolio scale and diversity will enable us to generate significant cash flows and earnings.”

As a result, GWG Life paid senior consumers $82.4 million, more than 10 times the cash surrender value of $7.9 million offered them by the issuing life insurance carriers in 2016. “This is making a positive, meaningful difference in the lives of the clients we work with,” Sabes said.

Sabes also cited the impact on the Company of the epigenetic methylation technology for prediction of human lifespan optioned from UCLA and now being applied to GWG Life’s underwriting process. “We launched what we believe is the most exciting aspect of our business since its founding 11 years ago with the acquisition of this technology that we are now applying to our current business, and will seek to apply to the life insurance industry at large,” Sabes said. “We are committed to continue reinventing the life insurance industry, starting with the value proposition of the secondary market and finishing with an insurtech revolution to life insurance products themselves.”

“In 2016, we made significant progress towards our objective of growing our balance sheet and improving our capital structure,” said William Acheson, Chief Financial Officer. “The addition of a new long-term committed credit facility, along with changes to our L Bond offering, and the success of our Redeemable Preferred Stock offering not only improved the duration matching of our financing and life insurance portfolio, but also added permanent equity to the balance sheet,” Acheson continued. “These changes, combined with the record amount of cash flow recognized from our portfolio of life insurance during the year, fuel our optimism for 2017 and beyond.”

Fourth Quarter 2016 Financial Summary

Total revenue for the fourth quarter ended December 31, 2016 was $16.9 million, as compared to $6.0 million for the same period in 2015. Realized gain from policy benefits for the fourth quarter was $10.5 million, as compared to $0.8 million for the same period in 2015. The Company recognized $14.1 million of life insurance policy benefits in the fourth quarter, as compared to $1.5 million in the same period of 2015. Total unrealized gain from policy acquisitions during the fourth quarter was $8.7 million, as compared to $5.8 million for the same period in 2015.

Total expenses for the fourth quarter of 2016 were $21.1 million, as compared to $13.6 million for the same period in 2015. The increase was due to additional interest expense as a result of higher debt balances outstanding, costs and fees associated with our new senior credit facility, increased compensation and benefits costs due to growth in the number of employees and other expenses due to insurance costs and marketing and business development expenses.

Full Year 2016 Financial Summary

Total revenue for the full year ended December 31, 2016 was $69.5 million, as compared to $39.6 million in 2015. Realized gain from policy benefits for the full year was $37.5 million, as compared to $26.7 million in 2015. The Company recognized $48.5 million of life insurance policy benefits in 2016, as compared to $31.2 million in 2015. Total unrealized gain from policy acquisitions in 2016 was $38.2 million, as compared to $24.6 million in 2015.

Total expenses for 2016 were $72.3 million, as compared to $50.5 million in 2015. The increase was due to additional interest expense as a result of higher debt balances outstanding, increased compensation and benefits costs due to growth in the number of employees (from 50 to 70) and other expenses due to insurance, investor relations, marketing and business development expenses. The proportion of our expenses amongst our major categories – compensation and benefits, interest, legal and professional and other – were very similar for both the quarter and year ended December 31, 2016.

(1)	See non-GAAP Financial Measures below.
(2)	We calculate adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value measurements required by GAAP. We net this actuarial gain against our adjusted costs during the same period to calculate adjusted non-GAAP net income.
(3)	Includes cash, restricted cash, policy benefits receivable, if any, and amounts available, if any, on our senior credit facilities.

Other Financial Information

Gain on Life Insurance Policies

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Change in est. probabilistic cash flows	$16,668,000	$8,396,000	$57,509,000	$28,562,000
Premiums and other fees paid	(11,015,000)	(7,597,000)	(40,240,000)	(26,711,000)
Fair value of matured policies	(7,908,000)	(1,044,000)	(22,290,000)	(15,953,000)
Change in life expectancy evaluation	(3,420,000)	(105,000)	(6,029,000)	(3,192,000)
Change in discount rates	2,700,000	(323,000)	3,188,000	5,404,000
Unrealized gain on acquisitions	8,696,000	5,795,000	38,205,000	24,550,000
Realized gain on maturities	10,474,000	812,000	37,459,000	26,721,000
Gain on life insurance policies	$16,195,000	$5,934,000	$67,802,000	$39,381,000

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,361,675,000
Average face value per policy	$1,973,000
Average face value per insured life	$2,189,000
Average age of insured (yrs.)	81.6
Average life expectancy estimate (yrs.)	6.9
Total number of policies	690
Number of unique lives	622
Demographics	73% Males; 27% Females
Number of smokers	29
Largest policy as % of total portfolio	0.97%
Average policy as % of total portfolio	0.14%
Average annual premium as % of face value	2.96%

Distribution of Policies and Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Percentage of Total Policy Benefits
90	96	$123,491,000	2.6	9.1%
85	89	$355,249,000	4.8	26.1%
80	84	$381,592,000	6.5	28.0%
75	79	$253,761,000	9.2	18.6%
70	74	$150,403,000	10.1	11.1%
65	69	$97,179,000	11.2	7.1%
Total		$1,361,675,000	6.9	100.0%

Life Insurance Portfolio Activity

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Total policy benefits purchased	$103,682,443	$67,462,589	$465,832,724	$196,977,448
Total life insurance policies purchased	72	54	317	114
Average policy benefit purchased	$1,440,000	1,249,000	$1,470,000	1,728,000
Direct policy benefits purchased	$25,020,400	4,250,000	$59,523,414	20,918,028
Direct insurance policies purchased	31	6	97	25

Trailing 12 Month Policy Benefits Recognized and Premiums Paid

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Collected ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
December 31, 2013	740,648,000	16,600,000	21,733,000	76.4%
March 31, 2014	771,940,000	12,600,000	21,930,000	57.5%
June 30, 2014	784,652,000	6,300,000	22,598,000	27.9%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.6%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.6%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,240,000	120.4%

Conference Call Details

Management will host a conference call today at 4:00 pm Eastern Time to discuss the Company's financial results. The conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 70362917. The call may also be accessed via webcast on the Company’s website at investors.gwglife.com.

A replay of the call will be available through March 15, 2017 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international), using the passcode 70362917.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) the parent company of GWG Life, is a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services. Already a recognized disruptor in the life insurance secondary market, GWG Life seeks to further transform the industry by continuing to create innovative products and services. As of December 31, 2016, GWG Life’s growing portfolio consisted of over $1.362 billion in face value of policy benefits. Since 2006, GWG Life has purchased over $2.3 billion in life insurance policy benefits and paid seniors more than $398 million for their life insurance.

For more information about GWG Holdings, email info@gwglife.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contacts:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwglife.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
A S S E T S
Cash and cash equivalents	$78,486,982	$34,425,105
Restricted cash	37,826,596	2,341,900
Investment in life insurance policies, at fair value	511,192,354	356,649,715
Secured MCA advances	5,703,147	-
Life insurance policy benefits receivable	5,345,000	-
Other assets	4,688,103	2,461,045
TOTAL ASSETS	$643,242,182	$395,877,765

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior credit facilities	$156,064,818	$63,279,596
Series I Secured Notes	16,404,836	23,287,704
L Bonds	381,312,587	276,482,796
Accounts payable	2,226,712	1,517,440
Interest payable	16,160,599	12,340,061
Other accrued expenses	1,676,761	1,060,786
Deferred taxes, net	2,097,371	1,763,968
TOTAL LIABILITIES	$575,943,684	$379,732,351

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,640,521 and 2,781,735; liquidation preference of $19,804,000 and $20,863,000 on December 31, 2016 and 2015, respectively)	19,701,133	20,784,841

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 59,183 on December 31, 2016)	59,025,164	-

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,980,190 and 5,941,790 on December 31, 2016 and 2015, respectively)	5,980	5,942
Additional paid-in capital	13,506,360	17,149,391
Accumulated deficit	(24,940,139)	(21,794,760)
TOTAL STOCKHOLDERS’ EQUITY	67,298,498	16,145,414

TOTAL LIABILITIES & EQUITY	$643,242,182	$395,877,765

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
REVENUE
Gain on life settlements, net	$16,194,750	$5,934,446	$67,801,565	$39,381,003
MCA income	274,863	-	929,303	-
Interest and other income	405,369	17,734	746,466	251,249
TOTAL REVENUE	16,874,982	5,952,180	69,477,334	39,632,252

EXPENSES
Interest expense	13,870,727	8,438,930	45,880,661	31,587,960
Employee compensation and benefits	3,334,128	1,829,134	11,784,296	8,010,020
Legal and professional fees	623,052	1,164,521	3,947,376	3,152,783
Other expenses	3,295,934	2,137,949	10,676,976	7,784,350
TOTAL EXPENSES	21,123,841	13,570,534	72,289,309	50,535,113

INCOME (LOSS) BEFORE INCOME TAXES	(4,248,859)	(7,618,354)	(2,811,975)	(10,902,861)
INCOME TAX EXPENSE (BENEFIT)	(1,145,215)	(2,844,682)	333,403	(3,509,587)

NET INCOME (LOSS)	$(3,103,644)	$(4,773,672)	$(3,145,378)	$(7,393,274)

Loss attributable to preferred shareholders	(462,633)	(334,462)	(1,566,530)	(1,386,110)
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,641,011)	$(4,429,210)	$(1,578,848)	$(6,007,164)
NET INCOME (LOSS) PER SHARE
Basic	$(0.52)	$(0.80)	$(0.53)	$(1.25)
Diluted	$(0.52)	$(0.80)	$(0.53)	$(1.25)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,979,761	5,941,790	5,967,274	5,906,761
Diluted	5,979,761	5,971,790	5,967,274	5,906,761

Non-GAAP Financial Measures

GWGH uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of growth.

Non-GAAP financial measures disclosed by GWGH are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our DZ Bank/Autobahn senior revolving credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP net loss	$(3,103,644)	$(4,773,672)	$(3,145,378)	$(7,393,274)
Unrealized fair value gain (1)	(16,736,228)	(12,719,696)	(70,582,383)	(39,371,059)
Adjusted cost basis increase (2)	21,130,138	14,081,661	72,818,639	52,069,538
Accrual of unrealized actuarial gain (3)	10,211,954	10,148,988	39,551,171	31,565,766
Total adjusted non-GAAP income (4)	$11,502,219	$6,737,279	$38,642,049	$36,870,970
Adjustments to income	462,633	344,462	1,566,530	1,386,110
Non-GAAP income attributable to common shareholders	11,964,852	7,081,741	40,208,579	38,257,080
Non-GAAP net income per share:
Basic	1.92	1.13	6.48	6.24
Diluted	1.42	0.88	4.92	4.79
Average shares outstanding:
Basic	5,979,761	5,941,790	5,967,274	5,906,761
Diluted	8,420,645	8,024,806	8,173,952	7,979,841

(1)	Reversal of GAAP unrealized fair value gain of life insurance policies.
(2)	Adjusted cost basis is increased to include those acquisition, financing and servicing expenses which are not capitalized under GAAP (non-GAAP Investment Cost Basis)
(3)	Accrual of actuarial gain at the expected internal rate of return based on the non-GAAP Investment Cost Basis for the applicable period.
(4)	We must maintain an annual positive consolidated adjusted non-GAAP income to maintain compliance with our DZ Bank/Autobahn revolving credit facility.